SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             ------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OF 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         June 22, 2001
                                                  ----------------------------


                       Delmarva Power & Light Company
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               Exact Name of Registrant Specified in Charter


  Delaware and Virginia                 1-1405                  51-0084283
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(State or Other Jurisdiction       (Commission               (IRS Employer
       of Incorporation)            File Number)          Identification No.)


 800 King Street, P.O. Box 231, Wilmington, Delaware                19899
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code  (302) 429-3018
                                                   ----------------------------


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       (Former Name or Former Address, if Changed Since Last Report)



Item 2.  Acquisition or Disposition of Assets.

         As previously reported in Note 11 to the Consolidated Financial Statements included in Item 8 of Part II of Delmarva Power & Light Company's ("DPL") 2000 Annual Report on Form 10-K, DPL and Atlantic City Electric Company ("ACE") entered into agreements with NRG Energy, Inc. ("NRG") for the sale of their respective interests in non-strategic baseload fossil fuel-fired electric generating plants in January 2000. Pursuant to these agreements, on June 22, 2001, DPL completed the sale of its interests in Indian River Station, a wholly owned 784 megawatt ("MW") coal- and oil- fired generating plant located in Sussex County, Delaware, and Vienna Station, a wholly owned 170 MW oil-fired generating plant located in Vienna, Maryland.

         As a result of these sales, DPL received approximately $518 million in cash consideration, subject to final adjustment based on the value of fuel and material inventories at the closing and certain capital expenditures. The amount of the consideration received was determined as the result of arm's- length negotiations between DPL and NRG. The interests of DPL in the generating plants sold on June 22, 2001 had a net book value of approximately $254 million as of March 31, 2001. DPL expects to recognize an after-tax gain of approximately $125 - $130 million in its earnings for the second quarter of 2001 as a result of these sales. Proceeds of these sales are expected to be used to repay debt and to repurchase preferred stock and other securities. Additionally, a portion of such proceeds may be paid as a dividend to Conectiv, or loaned to Conectiv's pool of funds that Conectiv subsidiaries borrow from or invest in depending on their cash position.

         To facilitate completion of these sales, DPL agreed to alter its agreements with NRG and NRG Power Marketing, Inc., an affiliate of NRG ("NRG Power"), effective June 22, 2001, as follows:

         o DPL entered into amendments to its sales agreements with NRG to provide for the sale by DPL and Conectiv's subsidiary, Conectiv Delmarva Generation, Inc. (successor by assignment to DPL's interests), of their respective interests in Indian River Station, Vienna Station, Conemaugh Station and Keystone Station separate from the sale by ACE of its interests in certain electric generating assets; and

         o The agreement between DPL and NRG Power for DPL to purchase 500 megawatt-hours ("MWh") of firm electricity per hour from NRG, beginning on June 22, 2001 and ending December 31, 2005, was not changed; however, DPL entered into additional agreements, beginning on June 22, 2001, to purchase from NRG Power up to 350 MWh of firm electric energy per hour and up to 750 MW of capacity through August 31, 2001 and up to 300 MW of capacity through September 30, 2001.

         The description of the transactions set forth herein is qualified in its entirety by reference to the sales agreements between DPL and NRG, including the respective amendments thereto, copies of which are filed as exhibits to this report and incorporated by reference herein.

         On June 25, 2001, Conectiv issued a press release relating to such transactions, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable.

(b) The pro forma financial information required pursuant to Article 11 of Regulation S-K is furnished and filed as Exhibit 99.2 to this report and is incorporated by reference herein.

(c)      Exhibits.

2.1 Purchase and Sale Agreement by and between Delmarva Power & Light Company and NRG Energy, Inc., dated as of January 18, 2000 (wholly owned electric generating plants) (Incorporated by reference to
         Exhibit 10-A to Delmarva Power & Light Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

2.2 Purchase and Sale Agreement by and between Delmarva Power & Light Company and NRG Energy, Inc., dated as of January 18, 2000 (jointly owned electric generating plants) (Incorporated by reference to Exhibit 10-B to Delmarva Power & Light Company's Annual Report on Form 10-K for the fiscal year ended December 31,
         2000).

2.3 Amendment to the Purchase and Sale Agreement by and between Delmarva Power & Light Company and NRG Energy, Inc., dated as of June 22, 2001 (wholly owned electric generating plants) (Filed herewith).

2.4 Amendment to the Purchase and Sale Agreement by and between Delmarva Power & Light Company and NRG Energy, Inc., dated as of June 22, 2001 (jointly owned electric generating plants) (Filed herewith).

99.1     Press release issued by Conectiv dated June 25, 2001 (Filed herewith).

99.2 Delmarva Power & Light Company Unaudited Consolidated Pro Forma Financial Statements - Generation Asset Sale and Transfer (Filed herewith).


                                 SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       DELMARVA POWER & LIGHT COMPANY


                       By:  /s/ John C. Van Roden
                          -------------------------------------
                             John C. Van Roden
                             Senior Vice President and
                                Chief Financial Officer



June 28, 2001


                                                                  EXHIBIT 2.3


                                                 DP&L WHOLLY OWNED AGREEMENT



                                 AMENDMENT
                                   TO THE
                        PURCHASE AND SALE AGREEMENT
                               BY AND BETWEEN
                       DELMARVA POWER & LIGHT COMPANY
                                    AND
                              NRG ENERGY, INC.


                  AMENDMENT TO THE PURCHASE AND SALE AGREEMENT (the "Amendment") by and between Delmarva Power & Light Company, a Delaware and Virginia corporation ("DP&L" or "Seller"), and NRG Energy, Inc., a Delaware corporation ("Buyer"), dated as of June 22, 2001. Seller and Buyer may each be referred to herein individually as a "Party" and collectively as the "Parties." Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Agreement (as defined below).

                  WHEREAS, Seller and Buyer are Parties to that certain Purchase and Sale Agreement, dated as of January 18, 2000 (the
"Agreement"), providing for the sale and assignment by Seller of the Purchased Assets and the Assumed Liabilities and the purchase and assumption by Buyer of the Purchased Assets and the Assumed Liabilities, upon the terms and conditions set forth in the Agreement; and

                  WHEREAS, the Closing of the transactions contemplated by the Agreement, the DP&L Related Purchase Agreement and the ACE Related Purchase Agreements has been unexpectedly delayed; and

                  WHEREAS, as a result of the delay of the Closing, the Parties desire to amend the Agreement as set forth herein, and the DP&L Related Purchase Agreement and the ACE Related Purchase Agreements as set forth in the respective amendments to such agreements, which are being entered into simultaneously with this Amendment, to, among other things, extend the termination date of the Agreement, the DP&L Related Purchase Agreement and the ACE Related Purchase Agreements.

                  NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

                                 ARTICLE I

              Amendment of Certain Provisions of the Agreement

                  Section 1.1  Certain Definitions.

                           (a)  Section 1.1(4) of the Agreement is hereby
amended and restated in its entirety to read as follows:

         "'Additional Agreements' means the Interconnection Agreement, the DP&L Master Power Purchase Agreement, the DP&L 500 MWh Power Purchase Confirmation, the DP&L Capacity Power Purchase Confirmation, the DP&L 350 MWh Power Purchase Confirmation, the Transition Services Agreement, the Access Agreement, the Indian River Station Access Agreement, the Limited Warranty Deeds, the Assignment and Assumption Agreement and the Bill of Sale."

                           (b) Section 1.1 of the Agreement is hereby
amended to include the following additional provisions:

         (153) "DP&L Master Power Purchase Agreement" means the Master Power Purchase Agreement between DP&L and NRG Power Marketing Inc., dated April 11, 2001, as amended and restated through the date hereof, and attached as Exhibit K to the Agreement.

         (154) "DP&L 500 MWh Power Purchase Confirmation" means the transaction confirmation letter, dated April 11, 2001, as amended and restated through the date hereof, issued by DP&L to NRG Power Marketing Inc. under the DP&L Master Power Purchase Agreement, relating to the purchase of 500MWh of firm electric energy, and attached as Exhibit L to the Agreement.

         (155) "DP&L Capacity Power Purchase Confirmation" means the transaction confirmation letter, dated June 22, 2001, issued by DP&L to NRG Power Marketing Inc. under the DP&L Master Power Purchase Agreement, relating to the purchase of 750MW of firm electric PJM capacity credits from the Closing Date through August 31, 2001 and the purchase of 300 MW of firm electric PJM capacity credits from September 1, 2001 through September 30, 2001, and attached as Exhibit M to the Agreement.

         (156) "DP&L 350 MWh Power Purchase Confirmation" means the transaction confirmation letter, dated June 22, 2001, issued by DP&L to NRG Power Marketing Inc. under the DP&L Master Power Purchase Agreement, relating to the purchase of 350MWh of firm electric energy, and attached as Exhibit N to the Agreement.

         (157) "Indian River Station Access Agreement" means the access agreement between Seller and Buyer relating to the Indian River Station to be entered into at the Closing, and attached as Exhibit O to the Agreement.

                  Section 1.2   Deliveries by Seller.

                           (a) Section 3.6(e) of the Agreement is hereby
amended and restated in its entirety to read as follows:

         "The DP&L Master Power Purchase Agreement, the DP&L 500 MWh Power Purchase Confirmation, the DP&L Capacity Power Purchase
         Confirmation and the DP&L 350 MWh Power Purchase Confirmation, in each case, duly executed by Seller;"

                           (b) Section 3.6(g) of the Agreement is hereby
amended and restated in its entirety to read as follows:

         "The Access Agreement and the Indian River Access Agreement, in each case, duly executed by Seller;"

                  Section 1.3  Deliveries by Buyer.

                           (a) Section 3.7(d) of the Agreement is hereby
amended and restated in its entirety to read as follows:

         "The DP&L Master Power Purchase Agreement, the DP&L 500 MWh Power Purchase Confirmation, the DP&L Capacity Power Purchase
         Confirmation and the DP&L 350 MWh Power Purchase Confirmation, in each case, duly executed by NRG Power Marketing Inc.;"

                           (b) Section 3.7(f) of the Agreement is hereby
amended and restated in its entirety to read as follows:

         "The Access Agreement and the Indian River Access Agreement, in each case, duly executed by Buyer;"

                  Section 1.4 Relationship of the Agreement and the Related Purchase Agreements. Section 3.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "The transactions contemplated by this Agreement, together with the transactions contemplated by the DP&L Related Purchase Agreement, are intended by the Parties to be consummated substantially simultaneously; and if any of the transactions contemplated hereby or by the DP&L Related Purchase Agreement are not consummated simultaneously on the Closing Date in accordance with the terms and subject to the conditions set forth herein and in the DP&L Related Purchase Agreement, as applicable, then each Party shall take, or cause to be taken, all actions, and do, or cause to be done, all things, in each case, that are necessary to dissolve and invalidate all transactions contemplated hereby and thereby; provided, however, that if the failure to consummate the transactions contemplated hereby or thereby results from a default or breach of a Party under this Agreement or under the DP&L Related Purchase Agreement, then nothing in the foregoing shall preclude or limit the rights or remedies of any Party in connection with such default or breach."

                  Section 1.5  Employees.

                           (a) Section 6.8(g) of the Agreement is hereby
amended and restated in its entirety to read as follows:

         "(g) As soon as practicable, and in any event within ninety (90) days after the Closing Date, Buyer shall establish or make available to Transferred Union Employees a defined contribution pension plan (or plans) and trust (or trusts) intended to qualify under Sections 401(a) and 501(a) of the Code (such plan or plans referred to as "Buyer's Savings Plan") in which all Transferred Union Employees shall be eligible to participate as of the later of the Closing Date or the Buyer's Savings Plan's effective date. Buyer's Savings Plan shall provide for deferral options and employer matching contributions with respect to the Transferred Union Employees who are participants in the Conectiv Savings & Investment Plan and the Atlantic City Electric Co. Savings Plan B (collectively, "Seller's Savings Plans") as of the Closing Date (such employees, the "Transferred Savings Employees") that are no less favorable than those provided as of immediately prior to the Closing Date to the Transferred Savings Employees under the Seller's Savings Plans. Buyer shall provide a make-whole payment outside of Buyer's Savings Plan to reflect lost matching contributions on account of any delay in enrollment to any Transferred Employee who enrolls in Buyer's Savings Plan within the first thirty (30) days after the Closing. Contributions to the Seller's Savings Plans with respect to the Transferred Savings Employees shall cease effective as of the Closing Date, subject to
         Section 6.8(m). Each Transferred Savings Employee shall be afforded the option of transferring his or her account balance into the Buyer's Savings Plan; provided, however, that if Seller is able to obtain a favorable ruling from the Internal Revenue Service to the effect that the consummation of the transactions contemplated hereby shall constitute a sale of substantially all of the assets used in a trade or business within the meaning of
         Section 401(k)(10) of the Code, each Transferred Savings Employee shall be afforded the option of rolling over his or her account balance into the Buyer's Savings Plan. Such transfers or rollovers shall satisfy the requirements of Section 414(l) of the Code and
         Section 208 of ERISA and shall be in the form of cash or other property, as Seller and Buyer shall mutually agree prior to such transfer or rollover. Each Transferred Savings Employee shall be treated as a terminated employee, and shall be afforded the opportunity to receive a distribution from Seller's Savings Plans, to elect a direct rollover of such distribution into Buyer's Savings Plan, or to leave his or her account balance in Seller's Savings Plans (if such balance exceeds $5,000). Any such rollovers shall satisfy the requirements of Section 208 of ERISA and shall be in the form of cash or other property, as Seller and Buyer shall mutually agree prior to such rollover. Prior to such rollover, Buyer will provide Seller with such documents and other information as Seller shall reasonably request to assure itself that Buyer's Savings Plan and the trust or trusts established pursuant thereto contain participant loan provisions and procedures necessary to effect the orderly transfer of participant loan balances associated with the rollover. Notwithstanding anything in this Section 6.8(f) to the contrary, no such rollover shall take place unless and until Seller has received written evidence of the adoption of Buyer's Savings Plan and the trust (or trusts) thereunder by Buyer and either (A) a copy of a favorable determination letter issued by the Internal Revenue Service and satisfactory to Seller's counsel with respect to Buyer's Savings Plan or (B) an opinion, satisfactory to Seller's counsel, of Buyer's counsel to the effect that the terms of Buyer's Savings Plan and its related trust or trusts qualify under Sections 401(a) and 501(a) of the Code. Buyer and Seller shall provide each other with such records and information as may be necessary or appropriate to carry out their obligations under this Section 6.8(f) for the purposes of administration of Buyer's Savings Plan, and they shall cooperate in the filing of documents required by the transactions described herein."

                           (b)   Section 6.8 of the Agreement is hereby amended
to include the following additional provisions:

         "(l) Within sixty (60) days after the Closing, Seller shall (a) provide Buyer with a written statement setting forth the number of unused hours of vacation, accrued vacation, carryover vacation, perfect attendance holidays and floating holidays accrued during the period commencing on January 1 of the year during which the Closing occurs and ending on the day immediately preceding the Closing Date ("Accrued and Unused Vacation") for Transferred Non-Union Employees and (b) transfer funds to Buyer in an amount sufficient to pay for Accrued and Unused Vacation, such amount to be based on the wages and salaries of Transferred Non-Union Employees in effect on the day immediately preceding the Closing Date; provided that, upon receipt of notice from Seller, Buyer shall promptly reimburse Seller for any and all payments in respect of Accrued and Unused Vacation made by Seller to Transferred Non-Union Employees after the Closing, whether as the result of any suit, action or proceeding, or otherwise. From and after the Closing, Buyer shall recognize the right of Transferred Employees to Accrued and Unused Vacation during the remainder of the year during which the Closing occurs and, with respect to Transferred Union Employees, in accordance with the applicable IBEW Collective Bargaining Agreement and applicable Law.

         (m) In the event that the Closing Date occurs on any day other than the day immediately following the day on which any regular pay period of Seller relating to any Transferred Employees ends, then, notwithstanding Buyer's obligations hereunder, in order to accommodate Buyer's request, Seller shall, in respect of such period, (i) pay to such Transferred Employees the salary or wages to which such Transferred Employees are entitled, (ii) pay to the applicable Governmental Authorities all required amounts in respect of payroll and similar withholding Taxes relating to such salaries and wages, and (iii) make any regular deposits or contributions, including deposits or contributions of matching funds to Seller's Benefit Plans on behalf of such Transferred Employees. Buyer shall, within 30 days after the Closing, reimburse Seller for all amounts in respect of such salaries, wages, Taxes, deposits and contributions to the extent relating to the period from and after the Closing Date."

                  Section 1.6  Environmental Matters.  The final sentence of
Section 6.12(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "Furthermore, notwithstanding anything to the contrary herein, Seller shall have no obligation to indemnify Buyer for any penalties or fines or other costs or expenses related to Buyer's failure to comply with the legal requirements of Title IV of the Clean Air Act or the NOx Budget Program of Delaware and Maryland."

                  Section 1.7 Reimbursement of Certain Metering Expenses.
Section 6.14 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "From and after the Closing, Buyer shall (a) reimburse Seller for reasonable amounts expended by Seller on or prior to June 30, 2002 in connection with the installation, renovation or improvement of revenue quality meters and related equipment up to an aggregate amount of $1,500,000; and (b) cooperate with Seller as fully as reasonably possible in order to facilitate Seller's installation, renovation or improvement of revenue quality meters and related equipment to the extent that such installation, renovation or improvement requires that Seller gain access to the Real Property after the Closing Date. From the Closing Date through the date on which the installation, renovation or improvement of revenue quality meters is completed, the interim metering methodology set forth on Exhibit P to this Agreement shall be used to compensate DP&L for station loads and losses occurring from the Closing Date through such date."

                  Section 1.8   Certain Closing Conditions.

                           (a)   Section 7.1(o) of the Agreement is hereby
amended and restated in its entirety to read as follows:

         "The DP&L Related Purchase Agreement shall be in full force and effect and the valid and binding obligation of each Party thereto (other than Buyer); and all conditions to the obligations of all Parties to the DP&L Related Purchase Agreement to consummate the transactions contemplated thereby shall have been satisfied or, to the extent permitted by applicable Law, waived."

                           (b)  Section 7.2(h) of the Agreement is hereby
amended and restated in its entirety to read as follows:

         "The DP&L Related Purchase Agreement shall be in full force and effect and the valid and binding obligation of each Party thereto (other than Seller); and all conditions to the obligations of all Parties to the DP&L Related Purchase Agreement to consummate the transactions contemplated thereby shall have been satisfied or, to the extent permitted by applicable Law, waived."

                  Section 1.9 Certain Termination Provisions. Section 9.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "This Agreement may be terminated by Seller, on the one hand, or Buyer, on the other hand, upon written notice to the other Party,
         (i) at any time prior to the Closing if any court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappealable; (ii) at any time prior to the Closing if any Law shall have been enacted or issued by any Governmental Authority which, directly or indirectly, prohibits the consummation of the transactions contemplated by this Agreement, the DP&L Related Purchase Agreement or any Additional Agreement; or (iii) at any time after October 31, 2001, if the Closing shall not have occurred on or before such date; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to any Party whose breach of this Agreement has caused, or resulted in, the failure of the Closing to occur on or before such date."

                  Section 1.10 Certain Exhibits. The Agreement is hereby amended to delete Exhibit G in its entirety and any and all references thereto in the Agreement.


                                 ARTICLE II

                 Release, Waiver and Additional Provisions

                  Section 2.1 Release and Waiver of Claims Against Seller
Parties.

                           (a) Buyer and each of its Affiliates hereby
unconditionally and irrevocably releases, acquits and forever discharges Seller and its Affiliates, shareholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Seller Parties"), effective as of the date hereof, of and from, and hereby unconditionally and irrevocably waives, any and all claims, demands, debts, losses, costs, expenses, proceedings, judgments, damages, actions, causes of action, suits, contracts, agreements, obligations, accounts and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity ("Claims"), that the Buyer or any of its Affiliates alone or with any other Person had, now has, or might hereafter have against the Seller Parties or any of them jointly and/or severally, for or by reason of any matter, circumstance, event, action, omission, cause or thing whatsoever occurring or existing on or before the date of this Amendment, arising under, relating to or in connection with the Agreement (or any of the Exhibits or Schedules thereto) and which are set forth in Schedule 2.1 to this Amendment.

                           (b) Buyer hereby represents and warrants to
Seller that, as of the date of this Amendment, to Buyer's knowledge, Buyer does not have any Claims against any Seller Party, other than as set forth in Schedule 2.1 to this Amendment, which Claims have been released and waived pursuant to Section 2.1(a).

                  Section 2.2  Release and Waiver of Claims Against Buyer
Parties.

                           (a) Seller and each of its Affiliates hereby
unconditionally and irrevocably releases, acquits and forever discharges Buyer and its Affiliates, shareholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Buyer Parties"), effective as of the date hereof, of and from, and hereby unconditionally and irrevocably waives, any and all Claims, that the Seller or any of its Affiliates alone or with any other Person had, now has, or might hereafter have against the Buyer Parties or any of them jointly and/or severally, for or by reason of any matter, circumstance, event, action, omission, cause or thing whatsoever occurring or existing on or before the date of this Amendment, arising under, relating to or in connection with the Agreement (or any of the Exhibits or Schedules thereto) and which are set forth in Schedule 2.2 to this Amendment.

                           (b) Seller hereby represents and warrants to
Buyer that, as of the date of this Amendment, to Seller's knowledge, Seller does not have any Claims against any Buyer Party, other than as set forth in Schedule 2.2 to this Amendment, which Claims have been released and waived pursuant to Section 2.2(a).

                  Section 2.3 Disclosed Matters. Pursuant to Section 6.7 of the Agreement, Buyer and Seller hereby acknowledge and agree that the supplemental or amended disclosure set forth in the Schedules to the Agreement being delivered by Seller to Buyer contemporaneously with this Amendment and dated as of the date hereof shall, for purposes of the Agreement, as amended hereby, including for purposes of determining whether the conditions to Closing set forth in Article VII of the Agreement are satisfied, be deemed to have been disclosed as of January 18, 2000.

                  Section 2.4 Closing. Pursuant to Section 3.1 of the Agreement, the Parties hereby agree that, notwithstanding any provision of the Agreement to the contrary, the Parties intend that the Closing shall occur on June 22, 2001, subject to the satisfaction or waiver of the conditions precedent to the Closing set forth therein, as amended hereby.


                                ARTICLE III

                          Miscellaneous Provisions

                  Section 3.1 Amendment and Modification. Subject to applicable Law, this Amendment may be amended, supplemented or otherwise modified only by written agreement entered into by all Parties.

                  Section 3.2 Waiver of Compliance; Consents. To the extent permitted by applicable Law, any failure of any of the Parties to comply with any covenant, agreement or condition set forth herein may be waived by the Party entitled to the benefit thereof only by a written instrument signed by such Party, but any such waiver shall not operate as a waiver of, or estoppel with respect to, any prior or subsequent failure to comply therewith.

                  Section 3.3 Notices. All notices and other communications hereunder shall be in writing and shall be given in accordance with Section
10.8 of the Agreement.

                  Section 3.4 Assignment. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Amendment nor any of the rights, interests, obligations or remedies hereunder shall be assigned by any Party hereto, including by operation of law, without the prior written consent of the other Parties, nor is this Amendment intended to confer upon any other Person any rights, interests, obligations or remedies hereunder. Without limiting the generality of the foregoing, no provision of this Amendment shall create any third-party beneficiary rights in any Employee or former employee of Seller (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Amendment shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder. Notwithstanding the foregoing, (i) Seller may assign all or any portion of its rights, interests, obligations and remedies hereunder to Conectiv, a Delaware corporation, or any of Conectiv's wholly owned subsidiaries; provided, however, that no such assignment shall (A) materially impair or delay the consummation of the transactions contemplated hereby or by the Agreement or (B) relieve or discharge Seller from any of its obligations hereunder or under the Agreement; and (ii) Buyer may assign all or any portion of its rights, interests, obligations and remedies hereunder to (A) any of its wholly owned subsidiaries or (B) a trustee, lending institution or other Person solely for purposes of financing the transactions contemplated hereby; provided, however, that no such assignment shall (A) materially impair or delay the consummation of the transactions contemplated hereby or by the Agreement or (B) relieve or discharge Buyer from any of its obligations hereunder or under the Agreement.

                  Section 3.5 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies. Venue in any and all suits, actions and proceedings related to the subject matter of this Amendment shall be in the state and federal courts located in and for the State of Delaware (the "Courts"), which shall have exclusive jurisdiction for such purpose, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding. Service of process may be made in any manner recognized by such Courts. Each of the Parties hereby irrevocably waives its right to a jury trial arising out of any dispute in connection with this Amendment or the transactions contemplated hereby.

                  Section 3.6 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 3.7 Interpretation. The article and section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or construction of this Amendment. Ambiguities and uncertainties in the wording of this Amendment shall not be construed for or against any Party, but shall be construed in the manner that most accurately reflects the Parties' intent as of the date of this Amendment. Each Party acknowledges that it has been represented by counsel in connection with the review and execution of this Amendment, and, accordingly, there shall be no presumption that this Amendment or any provision hereof be construed against the Party that drafted this Amendment.

                  Section 3.8 Effect; Entire Agreement. Except as amended, supplemented or otherwise modified by this Amendment, the Agreement shall remain in full force and effect, and the valid and binding obligation of each Party. The Agreement, as amended hereby, (including the Schedules and Exhibits thereto), together with the Confidentiality Agreement, the DP&L Related Purchase Agreement, as amended, and the ACE Related Purchase Agreements, as amended, embody the entire agreement and understanding of the Parties hereto and thereto in respect of the transactions contemplated by the Agreement, as amended hereby, the Additional Agreements, the DP&L Related Purchase Agreement, as amended, and the ACE Related Purchase Agreements, as amended, and supersedes all prior agreements and understandings between or among the Parties with respect to the transactions contemplated hereby or thereby.



                          [Signature Page Follows]



                  IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date and year first written above.

                                    DELMARVA POWER & LIGHT COMPANY


                                    By:  /s/ Philip S. Reese
                                       --------------------------------------
                                          Philip S. Reese
                                          Vice President and Treasurer


                                    NRG ENERGY, INC.


                                    By:  /s/ David H. Peterson
                                       --------------------------------------
                                           David H. Peterson
                                           Chairman, President and CEO















                                                 (DP&L WHOLLY OWNED STATIONS)

                                                                EXHIBIT 2.4




                                                  DP&L JOINTLY OWNED AGREEMENT



                                 AMENDMENT
                                   TO THE
                        PURCHASE AND SALE AGREEMENT
                               BY AND BETWEEN
                       DELMARVA POWER & LIGHT COMPANY
                                    AND
                              NRG ENERGY, INC.


                  AMENDMENT TO THE PURCHASE AND SALE AGREEMENT (the "Amendment") by and between Delmarva Power & Light Company, a Delaware and Virginia corporation ("DP&L" or "Seller"), and NRG Energy, Inc., a Delaware corporation ("Buyer"), dated as of June 22, 2001. Seller and Buyer may each be referred to herein individually as a "Party" and collectively as the "Parties." Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Agreement (as defined below).

                  WHEREAS, Seller and Buyer are Parties to that certain Purchase and Sale Agreement, dated as of January 18, 2000 (the
"Agreement"), providing for the sale and assignment by Seller of the Purchased Assets and the Assumed Liabilities and the purchase and assumption by Buyer of the Purchased Assets and the Assumed Liabilities, upon the terms and conditions set forth in the Agreement; and

                  WHEREAS, the Closing of the transactions contemplated by the Agreement, the DP&L Related Purchase Agreement and the ACE Related Purchase Agreements has been unexpectedly delayed; and

                  WHEREAS, as a result of the delay of the Closing, the Parties desire to amend the Agreement as set forth herein, and the DP&L Related Purchase Agreement and the ACE Related Purchase Agreements as set forth in the respective amendments to such agreements, which are being entered into simultaneously with this Amendment, to, among other things, extend the termination date of the Agreement, the DP&L Related Purchase Agreement and the ACE Related Purchase Agreements.

                  NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby agree as follows:


                                 ARTICLE I

              Amendment of Certain Provisions of the Agreement

                  Section 1.1 Certain Definitions.

                           (a)  Section 1.1(3) of the Agreement is hereby
amended and restated in its entirety to read as follows:

         "'Additional Agreements' means the Like-Kind Exchange
         Acknowledgment, the Limited Warranty Deeds, the Assignment and Assumption Agreement and the Bill of Sale."

                           (b) Section 1.1 of the Agreement is hereby
amended to include the following additional provision:

         (153) "Like-Kind Exchange Acknowledgment" means the like-kind exchange acknowledgment among Buyer, Conectiv Delmarva Generation, Inc. ("CDG") and 1031 Corp., Inc. ("1031 Corp") to be entered into at the Closing and attached as Exhibit G to the Agreement.

                  Section 1.2 Deliveries by Seller. Section 3.6(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "The Assignment and Assumption Agreements, duly executed by Seller; and the Like-Kind Exchange Acknowledgment, duly executed by CDG and 1031 Corp;"

                  Section 1.3 Deliveries by Buyer. Section 3.7(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "The Assignment and Assumption Agreements and the Like-Kind Exchange Acknowledgment, in each case, duly executed by Buyer;"

                  Section 1.4 Relationship of the Agreement and the Related Purchase Agreements. Section 3.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "The transactions contemplated by this Agreement, together with the transactions contemplated by the DP&L Related Purchase Agreement, are intended by the Parties to be consummated substantially simultaneously; and if any of the transactions contemplated hereby or by the DP&L Related Purchase Agreement are not consummated simultaneously on the Closing Date in accordance with the terms and subject to the conditions set forth herein and in the DP&L Related Purchase Agreement, as applicable, then each Party shall take, or cause to be taken, all actions, and do, or cause to be done, all things, in each case, that are necessary to dissolve and invalidate all transactions contemplated hereby and thereby; provided, however, that if the failure to consummate the transactions contemplated hereby or thereby results from a default or breach of a Party under this Agreement or under the DP&L Related Purchase Agreement, then nothing in the foregoing shall preclude or limit the rights or remedies of any Party in connection with such default or breach."

                  Section 1.5 Certain Closing Conditions.

                           (a) Section 7.1(j) of the Agreement is hereby
amended and restated in its entirety to read as follows:

         "The DP&L Related Purchase Agreement shall be in full force and effect and the valid and binding obligation of each Party thereto (other than Buyer); and all conditions to the obligations of all Parties to the DP&L Related Purchase Agreement to consummate the transactions contemplated thereby shall have been satisfied or, to the extent permitted by applicable Law, waived."

                           (b) Section 7.2(i) of the Agreement is hereby
amended and restated in its entirety to read as follows:

         "The DP&L Related Purchase Agreement shall be in full force and effect and the valid and binding obligation of each Party thereto (other than Seller); and all conditions to the obligations of all Parties to the DP&L Related Purchase Agreement to consummate the transactions contemplated thereby shall have been satisfied or, to the extent permitted by applicable Law, waived."

                  Section 1.6 Certain Termination Provisions. Section 9.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "This Agreement may be terminated by Seller, on the one hand, or Buyer, on the other hand, upon written notice to the other Party,
         (i) at any time prior to the Closing if any court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappealable; (ii) at any time prior to the Closing if any Law shall have been enacted or issued by any Governmental Authority which, directly or indirectly, prohibits the consummation of the transactions contemplated by this Agreement, the DP&L Related Purchase Agreement or any Additional Agreement; or (iii) at any time after October 31, 2001, if the Closing shall not have occurred on or before such date; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to any Party whose breach of this Agreement has caused, or resulted in, the failure of the Closing to occur on or before such date."


                                 ARTICLE II

                 Release, Waiver and Additional Provisions

                  Section 2.1  Release and Waiver of Claims Against Seller
Parties.

                           (a) Buyer and each of its Affiliates hereby
unconditionally and irrevocably releases, acquits and forever discharges Seller and its Affiliates, shareholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Seller Parties"), effective as of the date hereof, of and from, and hereby unconditionally and irrevocably waives, any and all claims, demands, debts, losses, costs, expenses, proceedings, judgments, damages, actions, causes of action, suits, contracts, agreements, obligations, accounts and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity ("Claims"), that the Buyer or any of its Affiliates alone or with any other Person had, now has, or might hereafter have against the Seller Parties or any of them jointly and/or severally, for or by reason of any matter, circumstance, event, action, omission, cause or thing whatsoever occurring or existing on or before the date of this Amendment, arising under, relating to or in connection with the Agreement (or any of the Exhibits or Schedules thereto) and which are set forth in Schedule 2.1 to this Amendment.

                           (b) Buyer hereby represents and warrants to
Seller that, as of the date of this Amendment, to Buyer's knowledge, Buyer does not have any Claims against any Seller Party, other than as set forth in Schedule 2.1 to this Amendment, which Claims have been released and waived pursuant to Section 2.1(a).

                  Section 2.2   Release and Waiver of Claims Against Buyer
Parties.

                           (a) Seller and each of its Affiliates hereby
unconditionally and irrevocably releases, acquits and forever discharges Buyer and its Affiliates, shareholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Buyer Parties"), effective as of the date hereof, of and from, and hereby unconditionally and irrevocably waives, any and all Claims, that the Seller or any of its Affiliates alone or with any other Person had, now has, or might hereafter have against the Buyer Parties or any of them jointly and/or severally, for or by reason of any matter, circumstance, event, action, omission, cause or thing whatsoever occurring or existing on or before the date of this Amendment, arising under, relating to or in connection with the Agreement (or any of the Exhibits or Schedules thereto) and which are set forth in Schedule 2.2 to this Amendment.

                           (b) Seller hereby represents and warrants to
Buyer that, as of the date of this Amendment, to Seller's knowledge, Seller does not have any Claims against any Buyer Party, other than as set forth in Schedule 2.2 to this Amendment, which Claims have been released and waived pursuant to Section 2.2(a).

                  Section 2.3 Disclosed Matters. Pursuant to Section 6.6 of the Agreement, Buyer and Seller hereby acknowledge and agree that the supplemental or amended disclosure set forth in the Schedules to the Agreement being delivered by Seller to Buyer contemporaneously with this Amendment and dated as of the date hereof shall, for purposes of the Agreement, as amended hereby, including for purposes of determining whether the conditions to Closing set forth in Article VII of the Agreement are satisfied, be deemed to have been disclosed as of January 18, 2000.

                  Section 2.4 Closing. Pursuant to Section 3.1 of the Agreement, the Parties hereby agree that, notwithstanding any provision of the Agreement to the contrary, the Parties intend that the Closing shall occur on June 22, 2001, subject to the satisfaction or waiver of the conditions precedent to the Closing set forth therein, as amended hereby.


                                ARTICLE III

                          Miscellaneous Provisions

                  Section 3.1 Amendment and Modification. Subject to applicable Law, this Amendment may be amended, supplemented or otherwise modified only by written agreement entered into by all Parties.

                  Section 3.2 Waiver of Compliance; Consents. To the extent permitted by applicable Law, any failure of any of the Parties to comply with any covenant, agreement or condition set forth herein may be waived by the Party entitled to the benefit thereof only by a written instrument signed by such Party, but any such waiver shall not operate as a waiver of, or estoppel with respect to, any prior or subsequent failure to comply therewith.

                  Section 3.3 Notices. All notices and other communications hereunder shall be in writing and shall be given in accordance with Section
10.8 of the Agreement.

                           Section 3.4 Assignment. This Amendment shall be
binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Amendment nor any of the rights, interests, obligations or remedies hereunder shall be assigned by any Party hereto, including by operation of law, without the prior written consent of the other Parties, nor is this Amendment intended to confer upon any other Person any rights, interests, obligations or remedies hereunder. Without limiting the generality of the foregoing, no provision of this Amendment shall create any third-party beneficiary rights in any Employee or former employee of Seller (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Amendment shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder. Notwithstanding the foregoing, (i) Seller may assign all or any portion of its rights, interests, obligations and remedies hereunder to Conectiv, a Delaware corporation, or any of Conectiv's wholly owned subsidiaries; provided, however, that no such assignment shall (A) materially impair or delay the consummation of the transactions contemplated hereby or by the Agreement or (B) relieve or discharge Seller from any of its obligations hereunder or under the Agreement; and (ii) Buyer may assign all or any portion of its rights, interests, obligations and remedies hereunder to (A) any of its wholly owned subsidiaries or (B) a trustee, lending institution or other Person solely for purposes of financing the transactions contemplated hereby; provided, however, that no such assignment shall (A) materially impair or delay the consummation of the transactions contemplated hereby or by the Agreement or (B) relieve or discharge Buyer from any of its obligations hereunder or under the Agreement.

                  Section 3.5 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies. Venue in any and all suits, actions and proceedings related to the subject matter of this Amendment shall be in the state and federal courts located in and for the State of Delaware (the "Courts"), which shall have exclusive jurisdiction for such purpose, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding. Service of process may be made in any manner recognized by such Courts. Each of the Parties hereby irrevocably waives its right to a jury trial arising out of any dispute in connection with this Amendment or the transactions contemplated hereby.

                  Section 3.6 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 3.7 Interpretation. The article and section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or construction of this Amendment. Ambiguities and uncertainties in the wording of this Amendment shall not be construed for or against any Party, but shall be construed in the manner that most accurately reflects the Parties' intent as of the date of this Amendment. Each Party acknowledges that it has been represented by counsel in connection with the review and execution of this Amendment, and, accordingly, there shall be no presumption that this Amendment or any provision hereof be construed against the Party that drafted this Amendment.

                  Section 3.8 Effect; Entire Agreement. Except as amended, supplemented or otherwise modified by this Amendment, the Agreement shall remain in full force and effect, and the valid and binding obligation of each Party. The Agreement, as amended hereby (including the Schedules and Exhibits thereto), together with the Confidentiality Agreement, the DP&L Related Purchase Agreement, as amended, and the ACE Related Purchase Agreements, as amended, embody the entire agreement and understanding of the Parties hereto and thereto in respect of the transactions contemplated by the Agreement, as amended hereby, the Additional Agreements, DP&L Related Purchase Agreement, as amended, and the ACE Related Purchase Agreements, as amended, and supersedes all prior agreements and understandings between or among the Parties with respect to the transactions contemplated hereby or thereby.



                          [Signature Page Follows]


                  IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date and year first written above.

                                    DELMARVA POWER & LIGHT COMPANY


                                    By:  /s/ Philip S. Reese
                                       --------------------------------------
                                          Philip S. Reese
                                          Vice President and Treasurer


                                    NRG ENERGY, INC.


                                    By:  /s/ David H. Peterson
                                       --------------------------------------
                                           David H. Peterson
                                           Chairman, President and CEO













                                               (DP&L JOINTLY OWNED STATIONS)

                                                                  EXHBIT 99.1




[GRAPHIC OMITTED]




June 25 2001
Contacts:Ted Caddell, Public Affairs; 302-283-5811
Bob Marshall, Investor Relations; 302-429-3164

                   CONECTIV ANNOUNCES SALE OF BASE-LOAD PLANTS TO NRG
                New Mid-Merit Generation and Power Purchase Agreements Ensure Reliability

WILMINGTON, Del. - Conectiv (NYSE:CIV) today announced its Delmarva Power & Light Company subsidiary has completed the sale of approximately 1,081 megawatts of baseload coal-fired generation to subsidiaries of NRG Energy.

As part of its strategic focus on the 'mid-merit' generation market in the mid-Atlantic region, Conectiv will retain approximately 2,000 megawatts of mid-merit and peaking generation in the PJM power pool. The company is driving forward to establish a market leading position in the mid-merit segment, with the goal of adding a total of 4,000 megawatts of mid-merit generation by 2004. Conectiv's mid-merit power plants come on line quickly and produce electricity when demand is high, and can be stopped quickly when demand drops.

Delmarva Power entered into both short- and long-term purchase power contracts with NRG to provide energy and capacity for the Delmarva Peninsula.

In addition to the retention of 2,000 megawatts of mid-merit generation, the company is currently well into a $300 million, 550 megawatt expansion of the Hay Road plant. The first combustion turbine at that plant, which will produce 116 megawatts, began commercial operation in early June.

"Our decision to concentrate on mid-merit plants, such as the Hay Road expansion project, coupled with the power purchase arrangements we have put in place all mean one thing for Conectiv customers - a steady and reliable supply of electricity into the future," according to Conectiv President Tom Shaw.

The sales announced today cover the Indian River Power Plant near Millsboro, Del.; the Vienna Power Plant near Vienna, Md., and minority interests in the Keystone and Conemaugh coal-fired plants in Pennsylvania. Excluding inventory adjustments andother items, Conectiv received approximately $630 million in cash for the plants. An after-tax gain of approximately $170 million to $175 million is expected to be recognized in Conectiv's second quarter 2001 earnings as a result of the sales. Proceeds are expected to be used to repay debt and to fund Conectiv's mid-merit construction program.

                                   (more)


As previously announced, Delmarva Power and Atlantic City Electric, also a Conectiv subsidiary, entered into purchase and sale agreements with NRG in January 2000 for the sale of approximately 1,900 megawatts of generation assets, including the 1,081 sold to NRG. Consummation of the sales is conditioned upon, among other things, receipt of required regulatory approvals. Because the parties have not yet received the required approval of the New Jersey Board of Public Utilities for Atlantic City Electric's generation assets, those sales were not consummated simultaneously with the Delmarva Power assets, as originally contemplated by Conectiv and NRG. Subject to receipt of the New Jersey Board of Public Utilities approval, Conectiv expects the sale of certain Atlantic City Electric assets to take place during 2001.

In connection with the sale of the Delmarva Power assets, Conectiv and NRG amended the purchase and agreements, among other reasons, to permit separate closings of the sales of the Delmarva Power and Atlantic City Electric assets.

                                   #####

Conectiv, a Fortune 500 company headquartered in Wilmington, DE, is focused on two core energy businesses. Conectiv Power Delivery provides safe, reliable, and affordable energy service to more than one million customers in New Jersey, Delaware, Maryland, and Virginia. Conectiv Energy uses a sophisticated power-trading unit to optimize the value of a growing portfolio of mid-merit power plants that can start and stop quickly in response to changes in the demand for power within the PJM [Pennsylvania-New Jersey-Maryland] power pool.


FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this Press Release. Such statements are based on beliefs of Conectiv's (the "Company's") management ("Management") as well as assumptions made by and information currently available to Management. When used herein, the words "will," "anticipate," "estimate," "expect," "objective," and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation of energy supply and telecommunications; the unbundling of delivery services; an increasingly competitive energy and telecommunications marketplace; results of any asset dispositions; sales retention and growth; federal and state regulatory actions; future litigation results; cost of construction; operating restrictions; increased costs and construction delays attributable to environmental regulations; nuclear decommissioning and the availability of reprocessing and storage facilities for spent nuclear fuel; and credit market concerns. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing list of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as an admission regarding the adequacy of disclosures made prior to the effective date of the Litigation Reform Act.
                           ###www.conectiv.com##



                                                               EXHIBIT 99.2

DELMARVA POWER & LIGHT COMPANY PRO FORMA FINANCIAL STATEMENTS -
GENERATION ASSET SALE AND TRANSFER

BACKGROUND

In 1999, the electric utility business of Delmarva Power & Light Company
(DPL) was restructured pursuant to legislation enacted in Delaware and Maryland and orders issued by the Delaware Public Service Commission (DPSC) and Maryland Public Service Commission (MPSC). The restructuring of DPL's electric utility business is discussed in DPL's 2000 Annual Report on Form 10-K in Notes 1, 7, 8, and 13 to the Consolidated Financial Statements, included in Item 8 of Part II, and "Electric Utility Industry Restructuring," within Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A), included in Item 7 of Part II.

Conectiv is realigning the mix of electric generating plants owned by its subsidiaries in connection with electric utility industry restructuring and its "mid-merit" electric generation strategy. Effective July 1, 2000, DPL contributed to Conectiv at net book value electric generating plants with 1,501 megawatts of capacity. Then, Conectiv transferred the electric generating plants to a subsidiary of Conectiv Energy Holding Company (CEH). CEH and its subsidiaries are engaged in non-regulated electricity production and sales, energy trading, and marketing.

During 1999 and 2000, DPL entered into agreements to sell its nuclear and non-strategic baseload fossil fuel-fired electric generating plants. On December 29, 2000, DPL sold its ownership interests in nuclear electric generating plants. As of March 31, 2001, all of the electric generating plants of DPL were subject to agreements for sale and had 954 megawatts of capacity and a net book value of $254.3 million. Pursuant to the agreements for sale, these generating plants were sold on June 22, 2001 for approximately $518 million, including preliminary adjustments for inventories.


DESCRIPTION OF PRO FORMA FINANCIAL INFORMATION

The following Consolidated Financial Statements for DPL are filed with this
Exhibit:

   o Unaudited Pro Forma Consolidated Balance Sheet at March 31, 2001, and

   o Unaudited Pro Forma Consolidated Statements of Income for the Three Months Ended March 31, 2001 and for the Year Ended December 31, 2000.

The following major assumptions were made in preparing these Pro Forma Consolidated Financial Statements:

   o For purposes of the Pro Forma Consolidated Balance Sheet, the sale of certain electric generation plants of DPL were assumed to occur as of March 31, 2001.

   o For purposes of the pro forma Consolidated Statements of Income, the sale and transfer described above were assumed to occur as of the beginning of the period. As a result, expenses related to generation assets assumed to be sold or transferred were eliminated.

   o The contribution of certain electric generating plants of DPL to Conectiv was assumed to be at net book value, on a non-taxable basis.

   o Replacement energy and capacity were assumed to be purchased from the PJM Interconnection, L.L.C. (PJM). The energy costs were based on an hourly PJM Locational Marginal Price (LMP) and the capacity costs were based on average PJM capacity rates.

   o Revenues during 2000, from selling to the nuclear plant purchasers the electricity from DPL's interests in nuclear plants, were eliminated due to the assumed sale of the nuclear power plants at the beginning of the year.

   o For the Pro Forma Consolidated Statement of Income for 2000, revenues earned from plants contributed to Conectiv on July 1, 2000 were assumed to not have been earned, since the plants were assumed to have been transferred at the beginning of the year.

   o For the portion of 2000 that the electricity supply operations of DPL in Maryland were still subject to regulation (January 1 through June 30, 2000) customer rates were assumed to be adjusted to remove amounts for a return on generation rate base and to add amounts for recovery of replacement power costs.

   o The proceeds from the sale of the electric generation plants of DPL were assumed to be used to repay long-term debt, after considering expected debt retirement costs and tax payments on the gain on the sale.

   o The net pro forma gain from the sale of DPL's electric generation plants was credited to retained earnings.

   o An effective tax rate of 40% was utilized to calculate the income tax effects of adjustments to the Pro Forma Consolidated Statements of Income.


These Pro Forma Consolidated Financial Statements have been prepared for comparative purposes only and do not purport to be indicative of operations or financial condition which would have actually resulted if the sale and transfer of generation assets or other related transactions occurred on the dates of the periods presented, or which may result in the future. Further, these Pro Forma Consolidated Financial Statements have been prepared using information available at the date of this filing. As a result, certain amounts indicated herein are preliminary in nature and, therefore, will be subject to adjustment in the future.

DESCRIPTION OF PRO FORMA ADJUSTMENTS

The Unaudited Pro Forma Consolidated Statements of Income and Consolidated Balance Sheet filed with this Exhibit reflect the following adjustments:

Adjustments to the Consolidated Statements of Income:

1. A net increase in "Electric fuel and purchased energy and capacity" primarily because the cost increase from DPL purchasing all energy and capacity requirements to meet its retail load exceeded the cost decrease from no longer purchasing fuel for the electric generating units sold and the electric generating units contributed to Conectiv.

2. Decreases in other operating expenses as a result of the sale of the electric generating plants of DPL.

3. A decrease in "Interest charges" as a result of retirement of long-term debt after the sale of the electric generating plants of DPL.

4. For the Pro Forma Consolidated Statement of Income for 2000, a net decrease in "Electric" revenues mainly due to no revenues from (i) the electric generating plants which were contributed to Conectiv and (ii) selling to the nuclear plant purchasers the electricity from DPL's interests in nuclear plants. Also, for the portion of 2000 that the electricity supply operations of DPL in Maryland were still subject to regulation (January 1 through June 30, 2000) customer rates were assumed to be adjusted to remove amounts for a return on generation rate base and to add amounts for recovery of replacement power costs.

Adjustments to the Consolidated Balance Sheet:

1. A net increase to "Cash and cash equivalents" primarily as a result of net proceeds received from the sale of electric generating plants, less cash used for the retirement of certain debt issues.

2. A decrease to "Fuel" and "Materials and supplies" inventories, "Property, plant and equipment," "Accumulated Depreciation," "Construction work-in-progress," and "Other deferred charges," as a result of the sale of electric generating plants.

3. An increase to "Taxes accrued" because the taxable gain on the sale of electric generating plants causes additional income taxes to be payable.

4. Decreases to "Deferred income taxes, net," "Deferred investment tax credits," and "Other Deferred Credits and Other Liabilities," as a result of the sale of electric generating plants.

5. Net increase to "Retained Earnings" as a result of an expected net gain from the sale of electric generating plants.

6. Decrease to "Long-term debt" due to assumed repayment of long-term debt with the net sales proceeds expected to be available after debt retirement costs and tax payments on the gain on the sale of the electric generating plants.



                       DELMARVA POWER & LIGHT COMPANY
           UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
                     THREE MONTHS ENDED MARCH 31, 2001


                                                                     ----------------   ----------------     ---------------
                                                                        Reported          Adjustments          Pro Forma
                                                                     ----------------   ----------------     ---------------
                                                                     (Dollars in Thousands)
OPERATING REVENUES
    Electric                                                                $260,643                               $260,643
    Gas                                                                      102,535                                102,535
    Other services                                                             5,744                                  5,744
                                                                     ----------------   ----------------     ---------------
                                                                             368,922                                368,922
                                                                     ----------------   ----------------     ---------------
OPERATING EXPENSES
    Electric fuel and purchased energy and capacity                          139,963             27,338 (1)         167,301
    Gas purchased                                                             79,731                                 79,731
    Other services' cost of sales                                              5,354                                  5,354
    Operation and maintenance                                                 26,673             (6,459)(2)          20,214
    Depreciation and amortization                                             26,643             (5,966)(2)          20,677
    Taxes other than income taxes                                              8,953               (125)(2)           8,828
                                                                     ----------------   ----------------     ---------------
                                                                             287,317             14,788             302,105
                                                                     ----------------   ----------------     ---------------
OPERATING INCOME                                                              81,605            (14,788)             66,817
                                                                     ----------------   ----------------     ---------------

OTHER INCOME                                                                   3,149                                  3,149
                                                                     ----------------   ----------------     ---------------

INTEREST EXPENSE
    Interest charges                                                          17,758             (6,638)(3)          11,120
    Allowance for borrowed funds used during
       construction and capitalized interest                                    (162)                                  (162)
                                                                     ----------------   ----------------     ---------------
                                                                              17,596             (6,638)             10,958
                                                                     ----------------   ----------------     ---------------

PREFERRED DIVIDEND REQUIREMENT ON
    PREFERRED SECURITIES OF A SUBSIDIARY TRUST                                 1,422                                  1,422
                                                                     ----------------   ----------------     ---------------

INCOME BEFORE INCOME TAXES                                                    65,736             (8,150)             57,586

INCOME TAXES                                                                  26,803             (3,260)             23,543
                                                                     ----------------   ----------------     ---------------

NET INCOME                                                                    38,933             (4,890)             34,043

DIVIDENDS ON PREFERRED STOCK                                                   1,300                  -               1,300
                                                                     ----------------   ----------------     ---------------

EARNINGS APPLICABLE TO COMMON STOCK                                         $ 37,633           $ (4,890)           $ 32,743
                                                                     ================   ================     ===============



                       DELMARVA POWER & LIGHT COMPANY
           UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
                        YEAR ENDED DECEMBER 31, 2000



                                                                     ----------------   ----------------     ---------------
                                                                        Reported          Adjustments          Pro Forma
                                                                     ----------------   ----------------     ---------------
                                                                     (Dollars in Thousands)
OPERATING REVENUES
    Electric                                                              $1,452,575            (88,341)(4)      $1,364,234
    Gas                                                                      616,352                                616,352
    Other services                                                            28,751                                 28,751
                                                                     ----------------   ----------------     ---------------
                                                                           2,097,678            (88,341)          2,009,337
                                                                     ----------------   ----------------     ---------------
OPERATING EXPENSES
    Electric fuel and purchased energy and capacity                          814,995             94,263 (1)         909,258
    Gas purchased                                                            566,752                                566,752
    Other services' cost of sales                                             23,815                                 23,815
    Gain on sale of interest in nuclear plants                               (16,612)                               (16,612)
    Operation and maintenance                                                255,072            (82,666)(2)         172,406
    Depreciation and amortization                                            112,532            (33,214)(2)          79,318
    Taxes other than income taxes                                             40,402             (1,521)(2)          38,881
                                                                     ----------------   ----------------     ---------------
                                                                           1,796,956            (23,138)          1,773,818
                                                                     ----------------   ----------------     ---------------
OPERATING INCOME                                                             300,722            (65,203)            235,519
                                                                     ----------------   ----------------     ---------------

OTHER INCOME                                                                   5,394                                  5,394
                                                                     ----------------   ----------------     ---------------

INTEREST EXPENSE
    Interest charges                                                          78,022            (26,551)(3)          51,471
    Allowance for borrowed funds used during
       construction and capitalized interest                                    (919)                                  (919)
                                                                     ----------------   ----------------     ---------------
                                                                              77,103            (26,551)             50,552
                                                                     ----------------   ----------------     ---------------

PREFERRED DIVIDEND REQUIREMENT ON
    PREFERRED SECURITIES OF A SUBSIDIARY TRUST                                 5,687                                  5,687
                                                                     ----------------   ----------------     ---------------

INCOME BEFORE INCOME TAXES                                                   223,326            (38,652)            184,674

INCOME TAXES                                                                  81,510            (15,461)             66,049
                                                                     ----------------   ----------------     ---------------

NET INCOME                                                                   141,816            (23,191)            118,625

DIVIDENDS ON PREFERRED STOCK                                                   4,945                  -               4,945
                                                                     ----------------   ----------------     ---------------

EARNINGS APPLICABLE TO COMMON STOCK                                        $ 136,871          $ (23,191)          $ 113,680
                                                                     ================   ================     ===============



                       DELMARVA POWER & LIGHT COMPANY
              UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEETS
                               MARCH 31, 2001


                                                          -------------------  --------------------    -------------------
                                                               Reported             Adjustments              Pro Forma
                                                          -------------------  ---------------------   --------------------
                                                                              (Dollars in Thousands)
                           ASSETS

     Current Assets
           Cash and cash equivalents                       $    11,160           142,949 (1)                    $ 154,109
           Accounts receivable, net of allowances of
                $16,021                                        254,636                                            254,636
           Investment in Conectiv money pool                   166,038                                            166,038
           Inventories, at average costs
               Fuel (coal, oil and gas )                        15,680           (10,289) (2)                       5,391
               Materials and supplies                           24,133            (3,315) (2)                      20,818
           Prepayments                                          25,546                                             25,546
           Deferred energy supply costs                         21,199                                             21,199
                                                          ------------          -------------                   ----------
                                                               518,392           129,345                          647,737
                                                          ------------          -------------                   ----------

     Investments                                                 6,168                                              6,168
                                                          ------------          ------------                    ----------

     Property, Plant and Equipment
           Electric generation                                 617,744          (617,077) (2)                         667
           Electric transmission and distribution            1,479,954            (6,490) (2)                   1,473,464
           Gas transmission and distribution                   281,241                                            281,241
           Other electric and gas facilities                   183,008                                            183,008
           Other property, plant and equipment                   5,463                                              5,463
                                                          ------------          -------------                  -----------
                                                             2,567,410          (623,567)                       1,943,843
           Less : Accumulated depreciation                   1,108,944          (370,673) (2)                     738,271
                                                          ------------          -------------                  -----------
           Net plant in service                              1,458,466          (252,894)                       1,205,572
           Construction work-in-progress                        64,193              (961) (2)                      63,232
           Goodwill, net                                        67,416                                             67,416
                                                          ------------          -------------                  -----------
                                                             1,590,075          (253,855)                       1,336,220
                                                          ------------          -------------                  ------------

     Deferred Charges and Other Assets
           Recoverable stranded costs, net                      25,576                                             25,576
           Deferred recoverable income taxes                    70,444                                             70,444
           Prepaid employee benefits costs                     177,774                                            177,774
           Unamortized debt expense                             10,411                                             10,411
           Deferred debt refinancing costs                       7,864                                              7,864
           Other                                                21,996           (13,819) (2)                       8,177
                                                          ------------          -------------                  -----------
                                                               314,065           (13,819)                         300,246
                                                          ------------          -------------                  -----------

     Total Assets                                          $ 2,428,700         $(138,329)                      $ 2,290,371
                                                          ============         ==============                  ===========



                       DELMARVA POWER & LIGHT COMPANY
              UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEETS
                               MARCH 31,2001


                                                                   -------------------  --------------     ----------------
                                                                        Reported         Adjustments          Pro Forma
                                                                   -------------------  --------------     ----------------
                                                                                     (Dollars in Thousands)

                       CAPITALIZATION AND LIABILITIES

           Current Liabilities
              Long-term debt due within one year                                2,253                                2,253
              Variable rate demand bonds                                      104,830                              104,830
              Accounts payable                                                156,157                              156,157
              Accounts payable to affiliated companies                         11,194                               11,194
              Taxes accrued                                                    46,746         134,257 (3)          181,003
              Interest accrued                                                 22,509                               22,509
              Dividends payable                                                 6,503                                6,503
              Current capital lease obligation                                    115                                  115
              Above-market purchased energy contracts
                 and other electric restructuring liabilities                  16,351                               16,351
              Deferred income taxes, net                                        2,586                                2,586
              Other                                                            28,847                               28,847
                                                                   -------------------  --------------     ----------------
                                                                              398,091         134,257              532,348
                                                                   -------------------  --------------     ----------------

           Deferred Credits and Other Liabilities
              Deferred income taxes, net                                      343,303         (46,363)(4)          296,940
              Deferred investment tax credits                                  19,949          (4,270)(4)           15,679
              Long term capital lease obligation                                  841                                  841
              Above-market purchased energy contracts
                 and other electric restructuring liabilities                  78,984                               78,984
              Other                                                            12,618          (2,092)(4)           10,526
                                                                   -------------------  --------------     ----------------
                                                                              455,695         (52,725)             402,970
                                                                   -------------------  --------------     ----------------

           Capitalization
              Common stock, $2.25 par value;  1,000,000 shares authorized;
                 1,000 shares outstanding                                           2                                    2
              Additional paid-in-capital                                      212,612                              212,612
              Retained earnings                                               289,538         138,932 (5)          428,470
                                                                   -------------------  --------------     ----------------
                  Total common stockholder's equity                           502,152         138,932              641,084
              Preferred stock not subject to mandatory redemption              89,703                               89,703
              Preferred securities of subsidiary trust subject to
                 mandatory redemption                                          70,000                               70,000
              Long-term debt                                                  913,059        (358,793)(6)          554,266
                                                                   -------------------  --------------     ----------------
                                                                            1,574,914        (219,861)           1,355,053
                                                                   -------------------  --------------     ----------------

           Total Capitalization and Liabilities                           $ 2,428,700      $ (138,329)         $ 2,290,371
                                                                   ===================  ==============     ================